UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 7, 2015
___________
DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1220 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2015, Diamondback Energy, Inc. (the “Company”) appointed Michael L. Hollis as the Company’s Vice President and Chief Operating Officer, effective July 1, 2015. Prior to this appointment, Mr. Hollis had served as the Company’s Vice President-Drilling since September 2011. Mr. Hollis has also served as a director of the general partner of Viper Energy Partners LP, the Company’s publicly traded subsidiary, since June 2014. Mr. Hollis’ full biography and, to the extent applicable, the information required by Item 404(a) of Regulation S-K are included in the Company’s definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 29, 2015 (the “2015 Proxy Statement”).

Mr. Hollis and the Company entered into an employment agreement effective September 2011. As amended and restated to date, the employment agreement provides for a two-year term commencing on January 1, 2014, which will be extended for successive one-year periods unless the Company or the executive elects to not extend the term. In connection with Mr. Hollis’ appointment as the Company’s Vice President and Chief Operating Officer, the Compensation Committee of the Company’s Board of Directors increased Mr. Hollis’ annual base salary from $425,000 to $465,000 and his annual performance bonus target was increased from 80% to 90% of his annual base salary, in each case effective July 1, 2015. Except as described in the preceding sentence, Mr. Hollis’ compensation and the terms of his employment agreement, which are disclosed in the 2015 Proxy Statement and incorporated herein by reference, remained unchanged.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: July 9, 2015	By: /s/ Teresa L. Dick Teresa L. Dick Senior Vice President and Chief Financial Officer